UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 4, 2006

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Date of Report

COMMERCIAL CAPITAL BANCORP, INC.

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(Exact name of registrant as specified in its charter)

Nevada	000-50126	33-0865080
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8105 Irvine Center Drive, 15th Floor, Irvine, California	92618
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(Address of principal executive offices)	(Zip Code)

(949) 585-7500

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(Registrant’s telephone number, including area code)

Not Applicable

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(Former name, former address and former fiscal year, if changed since last report)

Item 8.01 Other Events.

On April 4, 2006, Commercial Capital Bancorp, Inc. announced that it had adopted, and immediately began implementing at the end of the first quarter of 2006, a company-wide overhead reduction strategy with the goal of reducing total general & administrative expenses. The overhead reduction strategy includes reduction in staffing, and other operating expenses. As a direct result of the immediate implementation of certain components of the strategy, the Company will recognize one-time severance and other compensation related costs of approximately $850,000, pretax, in the first quarter of 2006.

The press release is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibit is included with this report:

Exhibit 99.1 Press release dated April 4, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL CAPITAL BANCORP, INC.

By:	/s/ Stephen H. Gordon
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Stephen H. Gordon
Chairman of the Board and
Chief Executive Officer

Date: April 4, 2006